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                           WELLS ALUMINUM CORPORATION

                            ARTICLES OF RESTATEMENT


THIS IS TO CERTIFY THAT:

    FIRST: WELLS ALUMINUM CORPORATION, a Maryland corporation, desires to restate its charter as currently in effect.

    SECOND: The following provisions are all the provisions of the charter currently in effect:

    FIRST: The name of the corporation (which is hereinafter called the Company) is WELLS ALUMINUM CORPORATION.

    SECOND: The purposes for which the Company is formed and the business or objects to be carried on and promoted by it are as follows:

         (1) To mine, refine, smelt, manufacture, roll, re-roll, cast, stamp, plate, buy, own, sell, import, export and deal in and with brass, copper, bronze, iron, steel, zinc, tin, aluminum and other metals of all kinds and all combinations or compounds thereof, whether in the form of kegs, pigs, bars, rolls, ingots, rods, plates, sheets, tubes, tubing, wires, castings or otherwise, and all materials supplies and articles which may be produced or manufactured therefrom.

         (2) To carry on the business of warehousing, dry and cold storage warehousing and wharfage, and all business of any kind incident thereto; to purchase, lease, manufacture, construct or otherwise acquire and to hold, use, mortgage, sell, lease, exchange or otherwise dispose of and deal with radiation and heating devices, systems and apparatus for steam, water, electricity and otherwise, engines, cars, trucks, vehicles, wagons, cranes, vessels, boats and other conveyances of every kind and description; to issue certificates, warehouse receipts and warrants, negotiable or otherwise, for goods, wares or merchandise warehoused, stored, transported, conveyed or otherwise handled or dealt in or with; to make advance and loans on the security of such goods, wares, merchandise, certificates, receipts, warrants or otherwise; to construct, purchase, lease or otherwise acquire, hold, own, develop, improve, sell, assign, transfer, exchange, lease, mortgage and otherwise dispose of wharfs, piers, docks, cranes, tracks, side tracks, railroad sidings, roads and other facilities of any kind and description; and generally to carry on or undertake any business, undertaking, transaction or operation which may be carried on in connection with the above or calculated directly or indirectly to enhance the value or render profitable any of the properties, rights or business of the Company.

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         (3) To engage in and carry on the business of importing, exporting, making, manufacturing, building, erecting, producing, furnishing, repairing, buying, selling and otherwise dealing in and with goods, wares and merchandise and personal property of every kind and description.

         (4) To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, mercantile, manufacturing, mining, transportation or industrial enterprise, business, work, contract, undertaking, venture or operation in any part of the world; and for any such purpose or any other lawful object or purpose to purchase, lease or otherwise acquire, take over, hold, sell, liquidate or otherwise dispose of the real estate, plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, patents, trade-marks and trade-names and other properties of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities located in or organized under the laws of any part of the world; to continue, alter, extend and develop their business, assume their liabilities, to guarantee or become surety for the performance of their obligations in connection with or in furtherance of any purpose, object or business of the Company, and to reorganize their capital and participate in any way in their affairs; and to take over as a going concern and to continue in its own name or to discontinue or abandon any business so acquired.

         (5) To act as financial, commercial, special or general agent or representative of bodies politic, corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities located in or organized under the laws of any part of the world and as such to develop, improve and extend the property, trade and business and interests thereof and to aid any lawful enterprise in connection therewith to undertake and carry on any business, undertaking, venture, transaction or operation which may be undertaken or carried on by promoters, contractors, merchants, commission-men, brokers and agents; and to purchase, lease, manufacture, construct or otherwise acquire and to hold, use, assign, pledge, mortgage, sell, lease, exchange or otherwise dispose of, import, export and generally deal in and with goods, wares, merchandise, grants, options, concessions, franchises, contracts and all kinds of personal and real property or any interest therein, without limit as to amount.

         (6) To construct, purchase, lease or otherwise acquire, hold, own, develop, improve, sell, assign, transfer, exchange, lease, mortgage, pledge and otherwise dispose of and to aid and subscribe toward the acquisition, development or improvement of, real and personal property and rights and privileges therein, wheresoever situated, within or without the State of Maryland.

         (7) To purchase, lease, hire or otherwise acquire, hold, own, construct, erect, improve, manage and operate, and to aid and

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subscribe toward the acquisition, construction or improvement of lands, plants, mills, factories, warehouses, works, buildings, machinery, equipment, tools, engines, apparatus, fixtures, facilities and any other property or appliance, real, personal or mixed, and rights and privileges therein, within or without the State of Maryland.

         (8) To apply for, obtain, license, purchase or otherwise acquire, and to hold, own, use, exercise, develop, operate, license, sell, assign, mortgage, lease or otherwise dispose of, trade-marks, trade-names, patents, inventions, improvements, processes, formulas, copy-rights, and rights of every kind and description, whether or not registered, copy-righted or secured under or by virtue of the laws of the United States of America, or of any state thereof or of any foreign country or countries, or of any political subdivision thereof.

         (9) To acquire by purchase, subscription or otherwise, and to hold, sell, assign, transfer, exchange, lease, mortgage, pledge, or otherwise dispose of, any shares of stock of, and voting trust certificates for any shares of stock of, and any scrip, rights, warrants, bonds and other obligations, securities and evidences of indebtedness and convertible securities issued or created by any other corporation or association or other entity located in or organized under the laws of any part of the world, and any bonds or other securities or evidences of indebtedness of the United States of America, or of any foreign country, or of any state, territory, district, colony, dependency or other political subdivision thereof or therein, and of any partnership or individual; and, while the owner or holder of any part thereof to possess and exercise in respect thereof any and all of the rights, powers and privileges of individual holders or owners, including the right to vote to the full extent now or hereafter afforded thereby or by law.

         (10) To acquire by purchase, lease or otherwise, and to hold, own, conduct, sell, assign, transfer, exchange, lease, mortgage, pledge or otherwise dispose of, all or any part of the property, real or personal, tangible or intangible, of any nature whatsoever, including the good-will, franchises, assets, and business, of any other corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities located in or organized under the laws of any part of the world and engaged in the same or a similar business to any extent whatsoever, and to pay for the same in part or in whole in cash, stocks, voting trust certificates for shares of stock, scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness or convertible securities of the Company, and to assume, pay or otherwise provide for any or all obligations and liabilities of any thereof.

         (11) In any manner and to any extent now or hereafter authorized or permitted by law, to issue shares of its stock of any and all classes, scrip, rights, warrant and other obligations,

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securities and evidences of indebtedness and convertible securities, to raise or provide money or other considerations for any of the purposes or objects of the Company or in payment for property purchased or otherwise acquired, or for any other lawful purpose, object or consideration.

         (12) To purchase or otherwise acquire, and to hold, pledge, sell or otherwise dispose of, shares of its own stock of any and all classes, voting trust certificates for shares of its own stock, scrip, rights, warrants bonds and other obligations, securities and evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of its own stock, and, to hold any or all thereof as trustees, committee, guardian, executor, administrator or in any other fiduciary capacity or otherwise, and to exercise all rights thereof or thereunder as holder in any such fiduciary capacity or as owner and holder thereof individually or otherwise in such manner and to such extent as may be now or hereafter authorized or permitted by law.

         (13) In any manner and to any extent now or hereafter authorized or permitted by law, to borrow or otherwise raise money and to issue shares of stock, voting trust certificates for shares of stock, scrip, rights, warrants, bonds and other obligations, securities and evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of its own stock, for or on account of money so borrowed or otherwise raised, or for any other purpose, object or consideration, and to secure the payment of the principal and premium thereof and of the interest thereon and/or other obligations represented thereby by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Company, real, personal or mixed, whether at the time owned or thereafter acquired, and to sell, pledge, discount or otherwise dispose of any such stock, voting trust certificates, scrip, rights warrants, bonds and other obligations, securities and evidence of indebtedness.

         (14) To make, execute, endorse and accept promissory notes, bills of exchange and other negotiable instruments; and to redeem any debt or other obligation before the same shall fall due on any terms and at any premium.

         (15) To aid in any manner any corporations, associates, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities any stock, voting trust certificates for shares of stock, scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock, of which are owned or held by or for the Company, or in which, or in the welfare of which, the Company shall have any interest, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such stock, voting

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trust certificates, scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness or any other property of the Company.

         (16) In connection with or in furtherance of any purpose, object or business of the Company, to guarantee the payment of dividends upon any shares of stock, or the payment of the principal and premium of, and of the interest on, any bond or other obligation, security or evidence of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock, or the performance of any other contract, promise or other obligation, of any corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities located in or organized under the laws of any part of the world.

         (17) To engage in and carry on, any other purpose, object or business which may properly or conveniently be conducted in conjunction with any of the purposes, objects or businesses of the Company and which might be engaged in or carried on by a corporation formed under said General Laws.

         (18) To carry out all or any part of the foregoing objects and purposes and to conduct business in all or any of its branches as principal factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organization and other entities located in or organized under the laws of any part of the world, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein, enumerated or incidental to the powers herein specified or which at any time may appear conductive to or expedient for the accomplishment of any of such objects and purposes.

         (19) It is the intention that the objects and purposes specified in the foregoing clauses of this Article SECOND shall not be in any way limited, qualified or restricted by reference to, or inference from, any other clause of this or any other Article in these Articles of Incorporation, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes; and it is also the intention that said clauses be construed as purposes, objects and powers and, generally, that the Company shall be authorized and empowered to exercise and enjoy all other purposes, objects, powers, rights and privileges granted to, or conferred upon, and to conduct and carry on any and all businesses which might or would be conducted or carried on by corporations of this character, by the laws of the State of Maryland now or hereafter in force, and the enumeration of certain purposes as herein specified is not intended as exclusive

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of, or as a waiver of, any of the purposes, objects, powers, rights or privileges granted or conferred by the laws of said State now or hereafter in force.

    THIRD: The post office address of the principal office of the Company in the State of Maryland is c/o United States Corporation Company, 11 East Chase Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Company in the State of Maryland is c/o United States Corporation Company, 11 East Chase Street, Baltimore, Maryland 21202.

    FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,100,000 shares, which shares shall be divided into two classes consisting of (i) 975,000 shares, par value $.01 per share, designated Class A Common Stock (herein called "Class A Common Stock"); and
(ii) 125,000 shares, par value $.01 per share, designated Class B Common Stock (herein called "Class B Common Stock") (shares of common stock of both classes are herein called "Common Stock"). Except as herein otherwise expressly provided, all shares of Class B Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

    The following is a statement of the designations, rights, qualifications, limitations and restrictions in respect of each class of Common Stock of the corporation.

         1. Voting Rights.

              A. General. Except as otherwise provided by law or this Article FOURTH, the holders of the shares of Class A Common Stock shall be entitled to vote on the election or removal of the directors of the corporation and on all other matters to be voted on by the stockholders of the corporation. The holders of the shares of Class B Common Stock shall have the right to vote on all matters to be voted on by the stockholders of the corporation, except the election or removal of directors of the corporation, and the shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on the election or removal of such directors.

              B. Special Voting Rights. The holders of the shares of Class B Common Stock shall be entitled to vote on, as a separate class (in addition to any other vote required by law or this Article FOURTH), any amendments to this Articles of Incorporation to change the relative powers, designations, preferences and rights, qualifications, limitations or restrictions of the shares of Class B Common Stock.

              C. Meeting Procedures. At every meeting of the holders of the Class A Common Stock, such holders shall vote together as a class. At every meeting of the holders of the Common Stock at which the holders of the Class B Common Stock are entitled to vote on any matter, the holders of the Class B Common Stock and

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the holders of the Class A Common Stock shall vote thereon together as a single class, provided that the holders of the Class B Common Stock shall be entitled to vote separately as a class on the matters specified in paragraph 1B.

              D. One Vote Per Share. On all matters to be voted on by the holders of either class of Common Stock, the holders of such class shall be entitled to one vote for each share thereof held of record.

         2. Liquidation. In any event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the assets of the corporation available for distribution to the holders of Common Stock shall be distributed equally, share for share, to the holders of outstanding Common Stock.

         3. Dividends. Each outstanding share of Common Stock shall be entitled to participate equally, share for share, in any dividends which the Board of Directors of the corporation may cause to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends. The corporation shall not declare any dividends, whether denominated in stock or cash or otherwise, with respect to either class of Common Stock unless it declares proportionate dividends, denominated in the same form, for the other class of Common Stock.

         4. Conversion. Subject to and upon compliance with the provisions hereof, each holder of Class B Common Stock shall be entitled to any time and from time to time to convert any or all of the shares of Class B Common Stock held by such holder into the same number of shares of Class A Common Stock.

    Each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of such Class B Common Stock to be converted at the principal executive office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of Class B Common Stock) at any time during its usual business hours, together with written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of shares, of Class B Common Stock represented by such certificates into Class A Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt of such written notice, the corporation shall issue and deliver in accordance with such instructions the certificate or certificates for Class A Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates shall have been surrendered and such notice shall have been received by

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the corporation and at such time all rights of the holder of such converted
Class B Common Stock with respect to such converted Class B Common Stock shall cease and the person in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Class A Common Stock represented thereby.

    The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issue upon the conversion of the Class B Common Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

    All shares of Class A Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Common Stock of the corporation may be listed.

    The issuance of certificates for shares of Class A Common Stock upon conversions of shares of Class B Common Stock shall be made without charge to the holders of such shares of Common Stock for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted.

    If the corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of all other classes of Common Stock shall be proportionately subdivided or combined.

    The corporation will not close its books against the transfer of any shares of Common Stock.

    FIFTH: The Company is hereby authorized and empowered to create and issue warrants and other rights entitling the owner or bearer thereof to convert the same into or exchange the same for or creating rights to purchase or otherwise acquire shares of stock of the Company of any and all class and having such terms and provisions as the Board of Directors may from time to time deem advisable, and the Board of Directors is hereby authorized and empowered to authorize the issuance of such warrants and other rights from time to time for such considerations as the Board of Directors may deem advisable.

    Except as now or hereafter otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be

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followed in and all other matters concerning the creation, issue and exercise of any warrants or rights and the setting aside of stock for the purposes thereof and the issue of such stock upon the exercise thereof.

    SIXTH: With the consent of a majority of all the shares of stock of the Company at the time issued and outstanding and entitled to vote expressed in writing or by vote:

         (a) The Company may sell, lease, exchange or transfer all its property and assets as an entirety or substantially as an entirety; including its good will and franchises, for such considerations and upon such terms as may be approved by such majority of such shares of stock.

         (b) The Company may close its affairs and be dissolved in any manner now or hereafter provided by law.

         (c) The Company may merge or consolidate with any other corporation or corporations organized under the laws of the United States of America, the State of Maryland, or any other State of the United States of America, or of any foreign state, organized for the purpose of carrying on any kind or kinds of business, whether or not the certificate of incorporation or by-laws of such other corporation or corporations contain all or any of the provisions contained in this Certificate of Incorporation and the by-laws of the Company, to such extent and in any manner as may be now or hereafter authorized or permitted by law.

    SEVENTH: The Company reserves the right to make any amendment of this Certificate of Incorporation and/or of any amendment hereof hereafter effected, including (without intending hereby to limit or qualify the foregoing general provision), the right to make any amendment which changes the terms of any of the now or hereafter authorized and/or outstanding stock, of any and all classes, by classification, reclassification or otherwise, and/or any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Company as an entity or substantially as an entirety, with or without its good will and franchisee, if a majority of all the shares of stock at the time issued and outstanding and entitled to vote, vote in favor of such amendment or consent thereto in writing; provided, however, that nothing contained in this Article shall be deemed to limit or restrict the Company in the full and proper use and enjoyment of its purposes, objects and powers or otherwise, as now or hereafter set forth in this Certificate of Incorporation or any amendment hereof hereafter in force or as now or hereafter authorized or permitted by law; and all rights conferred upon holders of shares of stock and of scrip, rights, warrants, bonds or other obligations, securities and evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock, are granted subject to this reservation.

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    EIGHTH: The number of directors now in office is nine and the names of the directors so now in office are as follows:

         Russell W. Kupiec                            Elena de Costas
         W. Russell Asher                             Todd Goodwin
         Hector Alvarez                               Edward R. Heiser
         Lynn F. Brown                                Lewis W. van Amerongen
         Elizabeth Varley Camp

No director need be a stockholder of the Company.

    NINTH: The Board of Directors shall have general management and control of all the property and assets of the Company and may exercise all the powers and purposes of the Company except such as may be now or hereafter expressly limited by law to the stockholders, and, without limiting the generality of the foregoing, except as may be now or hereafter expressly provided by law or by this Certificate of Incorporation, the Board of Directors without the consent or other action of stockholders of the Company, may authorize the Company to purchase, lease or otherwise acquire, hold, own, sell, mortgage, pledge or otherwise dispose of any property and assets, real and personal, without as well as within the State of Maryland, and upon such terms as the Board of Directors may, from time to time, determine, and in payment for any property or assets or for cash to issue or cause to be issued shares of stock of any and all classes and/or any scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock, whether now or hereafter authorized, without limitation or restriction.

    TENTH: No holder of stock of the Company, of whatever class, shall have any preferential or other right to subscribe to any new, additional or increased shares of stock of the Company of any class or to any scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock of the Company of any class nor any right to subscribe to any thereof, other than such, if any, as the Board of Directors may from time to time determine; and any shares or any rights, warrants, bonds or other obligations, securities or evidences of indebtedness convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock of the Company of any class, and any rights to subscribe to any thereof, which the Board of Directors may determine to offer for subscription to holders of stock may, as the Board of Directors may from time to time determine, be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes of stock at the time existing.

    ELEVENTH: The Board of Directors is hereby authorized and empowered to authorize the issuance, from time to time, of shares

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of stock of any and all classes, including shares of stock, without par value, and/or of any amount of convertible securities, including securities convertible into shares of stock without par value, and/or of scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock, and/or of shares of stock issuable upon the conversion or exchange or exercise of any thereof, whether now or hereafter authorized, for such considerations as the Board of Directors may deem advisable, without limitation or restriction.

    TWELFTH: The Board of Directors is hereby authorized and empowered to cause to be set aside as surplus, which may be designated "general reserve," "paid-in surplus" or any other designation or designations from time to time determined by the Board of Directors, any amounts contributed, from time to time, to the Company for such purposes, whether in connection with the issuance of any shares of stock of any class, and/or of any scrip, rights, warrants, bonds or other obligations, securities or evidences of indebtedness convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of stock, and/or of shares of stock issuable upon the conversion or exchange or exercise of any thereof, whether nor or hereafter authorized, or otherwise. Such surplus may, in whole or in part, from time to time, be applied to and used for dividends upon any and all classes of stock of the Company and/or used for, applied or transferred to, reserve, capital and/or any other lawful corporate purposes of the Company, as the Board of Directors may from time to time, determine.

    THIRTEENTH: The Board of Directors is hereby authorized and empowered, from time to time, to fix and determine and to vary the amount of working capital, and to determine and direct the use and disposition of any working capital, surplus, reserve, net profits and/or other funds or property, in whole or in part, subject, however, to the provisions of this Certificate of Incorporation and any amendment hereof hereafter in force; and to cause the Company to purchase or otherwise acquire shares of its own stock of any and all classes, voting trust certificates for shares of its own stock, scrip, rights, warrants, bonds and other obligations, securities and evidences of indebtedness, whether or not convertible into or exchangeable for or creating rights to purchase or otherwise acquire shares of its own stock, to such extent and in such manner and upon such terms as the Board of Directors may from time to time determine, without limitation or restriction.

    FOURTEENTH: No contract or other transaction between the Company and any other corporation and no act of the Company shall in any way be affected or invalidated by the fact that any of the directors or officers of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer individually or any partnership of which any director or officer may be a member, may

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be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he or such partnership is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of the Company, who is also a director or officer of such other corporation or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote, thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

    FIFTEENTH: The Company is to have perpetual existence.

    SIXTEENTH: The Company shall indemnify its directors to the full extent provided by the general laws of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws.

    THIRD: The foregoing statement of the charter has been approved by a majority of the entire board of directors.

    FOURTH: The charter is not amended by these Articles of Restatement.

    FIFTH: The current address of the principal office of the Company is set forth in Article THIRD of the restatement of the charter set forth above.

    SIXTH: The name and address of the corporation's current resident agent is set forth in Article THIRD of the restatement of the charter set forth above.

    SEVENTH: The number of directors of the Company and the names of those currently in office are set forth in Article EIGHTH of the restatement of the charter set forth above.

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         IN WITNESS WHEREOF, the Company has caused these Articles to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this ____ day of September, 1997. The undersigned President and Chief Executive Officer acknowledges these Articles of Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


ATTEST:                                     WELLS ALUMINUM CORPORATION


/s/ David J. Raymonda                       By: /s/ Russell W. Kupiec    (SEAL)
-----------------------------                  --------------------------
Secretary                                      Russell W. Kupiec
                                               President and Chief Executive
                                               Officer


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